EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option plan of Coastal Caribbean Oils & Minerals, Ltd. of our report dated February 12, 2003, with respect to the consolidated financial statements of Coastal Caribbean Oils & Minerals, Ltd. for the year ended December 31, 2002 included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Stamford, Connecticut
May 31, 2005